Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-36339) of E. I. du Pont de Nemours and Company of our report dated March 24, 2003, which appears on page 1 of this Form 11-K.

/S/ PRICEWATERHOUSECOOPERS LLP
Philadelphia, PA March 31, 2003